                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           PRIMEX TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)

            Virginia                                            06-1458069
(State or other jurisdiction of                              (I.R.S. Employer)
incorporation or organization)                              Identification No.)

                            10101 Ninth Street North
                      St. Petersburg, Florida  33716-3807
              (Address of Principal Executive Office)  (Zip Code)

                           Primex Technologies, Inc.
                Retirement Investment Management Experience Plan
                            (Full title of the plan)

                              George H. Pain, Esq.
                 Vice President, General Counsel, and Secretary
                           Primex Technologies, Inc.
                            10101 Ninth Street North
                      St. Petersburg, Florida  33716-3807
                    (Name and address of agent for service)

                                 (813) 578-8100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                             Proposed        maximum
                                              maximum       aggregate     Amount of
Title of securities        Amount to be   offering price    offering    registration
to be registered          Registered (1)   per share (2)    price (2)        fee
--------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share            50,000          $21.625   $1,081,250        $327.65

Series A Participating
Cumulative Preferred
Stock Purchase Rights
(the "Rights")                   50,000               (3)          (3)            (3)
--------------------------------------------------------------------------------------

  (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated based on the last reported sale price of the registrant's Common Stock on the Nasdaq National Market on May 21, 1997, the latest practicable date prior to the filing of this Registration Statement.

  (3) The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the proposed maximum aggregate offering price for the Common Stock, as indicated above, and the registration fee for the rights is included in the fee for the Common Stock.

                   __________________________________________

                           INCORPORATION BY REFERENCE
                                       OF
                         EARLIER REGISTRATION STATEMENT

  Primex has previously registered 150,000 shares of its common stock, par value $1.00 per share ("Primex Common Stock"), and 150,000 shares of its Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights"), for issuance under the Primex Technologies, Inc., Retirement Investment Management Experience Plan (the "Plan"). Such registration was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 17, 1996, bearing the file number 333-18043 (the "Earlier Registration Statement"). This Registration Statement is being filed to register additional securities of the same class as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.

                    ________________________________________

                                    EXHIBITS

EXHIBIT
NUMBER                                    DESCRIPTION
------                                    -----------

4                     First Amendment to Primex Technologies, Inc.
                      Retirement Investment Management Experience Plan (effective March 1, 1997)

5                     Opinion of Counsel

23                    Consent of KPMG Peat Marwick LLP

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on this 23rd day of May, 1997.

                                      PRIMEX TECHNOLOGIES, INC.

                                      /s/ George H. Pain
                                      ------------------------------------
                                      George H. Pain
                                      Vice President, General Counsel, and
                                      Secretary

May 23, 1997


  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                        TITLE                     DATE

/s/ James G. Hascall      Chairman of the Board and       May 23, 1997
-----------------------   Chief Executive Officer and
James G. Hascall          Director

/s/ Angelo A. Catani      Vice Chairman of the Board and  May 23, 1997
-----------------------   Director
Angelo A. Catani

/s/ John E. Fischer       Vice President and Chief        May 23, 1997
-----------------------   Financial and Accounting
John E. Fischer           Officer

/s/ Edwin M. Glasscock    Director                        May 23, 1997
-----------------------
Edwin M. Glasscock

/s/ David Lasky           Director                        May 23, 1997
-----------------------
David Lasky

/s/ Bob Martinez          Director                        May 23, 1997
-----------------------
Bob Martinez

/s/ William B. Mitchell   Director                        May 23, 1997
-----------------------
William B. Mitchell

/s/ Anthony W. Ruggiero   Director                        May 23, 1997
-----------------------
Anthony W. Ruggiero

/s/ Leon E. Salomon       Director                        May 23, 1997
-----------------------
Leon E. Salomon


 Pursuant to the requirements of the Securities Act, the Primex Technologies, Inc., Retirement Investment Management Experience Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 23rd day of May, 1997.


                        PRIMEX TECHNOLOGIES, INC. RETIREMENT
                        INVESTMENT MANAGEMENT EXPERIENCE PLAN

                        /s/ Lynn M. Broadhurst
                        ---------------------------------------------
                        Lynn M. Broadhurst
                        Member of Plan Committee

                        /s/ Stephen C. Curley
                        ---------------------------------------------
                        Stephen C. Curley
                        Member of Plan Committee

                        /s/ Benjamin B. Goldstein
                        ---------------------------------------------
                        Benjamin B. Goldstein
                        Member of Plan Committee

                        /s/ George H. Pain
                        ----------------------------------------------
                        George H. Pain
                        Member of Plan Committee

                        /s/ Jackson C. Picker
                        ----------------------------------------------
                        Jackson C. Picker
                        Member of Plan Committee

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

4                     First Amendment to Primex Technologies, Inc.
                      Retirement Investment Management Experience Plan (effective March 1, 1997)

5                     Opinion of Counsel

23                    Consent of KPMG Peat Marwick LLP